      FOR IMMEDIATE RELEASE

      LEXINGTON PRECISION REPORTS RESULTS FOR FOURTH QUARTER AND YEAR

      NEW YORK, April 1, 2003 -- Lexington Precision Corporation reported a net loss of $375,000, or 8 cents per diluted common share, for the fourth quarter ended December 31, 2002, compared to a net loss of $1,993,000, or 41 cents per diluted common share, for the fourth quarter of 2001.

      Net sales for the fourth quarter of 2002 were $29,270,000, compared to $29,333,000 for the fourth quarter of 2001, a decrease of less than 1%. Net sales of the company's Rubber Group increased by 8% to $23,149,000, while net sales of the Metals Group decreased by 22% to $6,121,000.

      During the fourth quarter of 2002, income from operations totaled $388,000, compared to a loss from operations of $19,000 for the fourth quarter of 2001. The Rubber Group's income from operations decreased to $1,727,000 from $2,563,000. The Metals Group reported a loss from operations of $802,000, compared to a loss of $3,313,000 for the fourth quarter of 2001. The Metals Group's operating results for the fourth quarter of 2001 included a pretax impairment charge of $2,047,000 to reduce to fair market value the carrying value of the land, building, and certain metal machining equipment at the company's facility in Casa Grande, Arizona, which was closed during the first quarter of 2002. The Corporate Office reported a loss from operations of $537,000 for the fourth quarter of 2002 compared to income from operations of $731,000 for 2001. Income from operations reported by the Corporate Office for the fourth quarter of 2001 included a pretax gain of $1,274,000 resulting from the demutualization of an insurance company.

      Net cash provided by operating activities for the fourth quarter of 2002 totaled $4,719,000, compared to $7,716,000 for the fourth quarter of 2001, a decrease of 39%.

      Earnings before interest, taxes, depreciation, and amortization (EBITDA) for the fourth quarter of 2002 totaled $3,354,000, compared to $3,256,000 for the fourth quarter of 2001, an increase of 3%. EBITDA for the Rubber Group decreased 21% to $3,674,000, while EBITDA for the Metals Group increased to $208,000 from a negative $2,171,000 in the fourth quarter of 2001. EBITDA for the Corporate Office was negative $528,000 compared to positive $753,000 in the fourth quarter of 2001.

      The company reported a net loss of $1,567,000, or 32 cents per diluted common share, for the year ended December 31, 2002, compared to a net loss of $2,151,000, or 45 cents per diluted common share, for 2001.

Lexington Precision Corporation
April 1, 2003

Net sales for 2002 were $124,852,000, compared to $126,202,000 for 2001, a decrease of 1%. Net sales of the Rubber Group increased by 8% to $98,880,000, while net sales of the Metals Group decreased by 25% to $25,972,000.

During 2002, income from operations totaled $4,867,000, compared to $6,463,000 for 2001. The Rubber Group's income from operations increased to $10,765,000 from $10,389,000. The Metals Group reported a loss from operations of $3,434,000, compared to a loss from operations of $3,070,000 for 2001. The Metals Group's operating results for 2002 included a loss from operations of $1,290,000 at the Casa Grande facility, which resulted from minimal sales and below normal operating efficiencies during the shut-down period and plant closing costs of $609,000. The Metals Group's operating results for 2001 included a pretax impairment charge of $2,047,000 to reduce to fair market value the carrying value of the land, building, and certain metal machining equipment at the Casa Grande facility. The loss from operations for the Corporate Office increased to $2,464,000 from $856,000. The loss from operations reported by the Corporate Office for 2001 includes a pretax gain of $1,274,000 resulting from the demutualization of an insurance company.

Net cash provided by operating activities for 2002 totaled $16,231,000, compared to $17,561,000 for 2001, a decrease of 8%.

EBITDA for the year ended December 31, 2002, totaled $16,732,000, compared to $19,566,000 for 2001, a decrease of 14%. EBITDA for the Rubber Group decreased 2% to $18,551,000, while EBITDA for the Metals Group decreased 59% to $592,000. EBITDA for the Corporate Office decreased to a negative $2,411,000 from negative $768,000.

Tables setting forth our condensed consolidated statements of operations and selected consolidated and segment financial data, including information concerning our cash flows from operations and a reconciliation of consolidated income from operations to consolidated EBITDA, are attached. EBITDA is not a measure of performance under accounting principles generally accepted in the United States and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with generally accepted accounting principles. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and to service debt. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.

Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact: Warren Delano, President (212) 319-4657

                         LEXINGTON PRECISION CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   QUARTER ENDED             YEAR ENDED
                                                     DECEMBER 31             DECEMBER 31
                                                     -----------             -----------
                                                  2002         2001       2002         2001
                                                  ----         ----       ----         ----
                                                      (UNAUDITED)
Net sales                                       $ 29,270    $ 29,333    $ 124,852    $ 126,202

Cost of sales                                     26,957      25,988      110,718      109,055
                                                  ------      ------      -------      -------

     Gross profit                                  2,313       3,345       14,134       17,147

Selling and administrative expenses                1,925       2,591        8,658        9,911

Impairment of long-lived assets                       --       2,047           --        2,047

Income from insurance company demutualization         --      (1,274)          --       (1,274)

Plant closure costs                                   --          --          609           --
                                                  ------      ------      -------      -------
     Income (loss) from operations                   388         (19)       4,867        6,463

Interest expense                                  (1,479)     (1,955)      (7,220)      (8,534)

Gain on sale of securities                           248          --          248           --
                                                  ------      ------      -------      -------

     Loss before income taxes                       (843)     (1,974)      (2,105)      (2,071)

Income tax provision (benefit)                      (468)         19         (538)          80
                                                  ------      ------      -------      -------
     Net loss                                   $   (375)   $ (1,993)   $  (1,567)   $  (2,151)
                                                  ======      ======      =======      =======
Basic and diluted net loss per share
  applicable to common stockholders             $  (0.08)   $  (0.41)   $   (0.32)   $   (0.45)
                                                  ======      ======      =======      =======


                         LEXINGTON PRECISION CORPORATION

                SELECTED CONSOLIDATED AND SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)

                                                         QUARTER ENDED               YEAR ENDED
                                                          DECEMBER 31                DECEMBER 31
                                                          -----------                -----------
                                                       2002         2001       2002         2001
                                                       ----         ----       ----         ----
                                                          (UNAUDITED)

Net sales:
    Rubber Group                                     $ 23,149    $ 21,435    $  98,880    $  91,532
    Metals Group                                        6,121       7,898       25,972       34,670
                                                     --------    --------    ---------    ---------
         Consolidated net sales                      $ 29,270    $ 29,333    $ 124,852    $ 126,202
                                                     ========    ========    =========    =========

Net cash provided by operating activities            $  4,719    $  7,716    $  16,231    $  17,561
                                                     ========    ========    =========    =========

Operating profit (loss):
    Rubber Group                                     $  1,727    $  2,563    $  10,765    $  10,389
    Metals Group                                         (802)     (3,313)      (3,434)      (3,070)
    Corporate Office                                     (537)        731       (2,464)        (856)
                                                     --------    --------    ---------    ---------
         Consolidated operating profit (loss)             388         (19)       4,867        6,463
                                                     --------    --------    ---------    ---------
Add back depreciation and amortization included in
      income from operations:

    Rubber Group                                        1,947       2,111        7,786        8,484
    Metals Group                                        1,010       1,142        4,026        4,531
    Corporate Office                                        9          22           53           88
                                                     --------    --------    ---------    ---------
        Consolidated depreciation and
           amortization                                 2,966       3,275       11,865       13,103
                                                     --------    --------    ---------    ---------

Earnings before income taxes, depreciation,
       and amortization (EBITDA) (1):
    Rubber Group                                        3,674       4,674       18,551       18,873
    Metals Group                                          208      (2,171)         592        1,461
    Corporate Office                                     (528)        753       (2,411)        (768)
                                                     --------    --------    ---------    ---------
         Consolidated EBITDA                         $  3,354    $  3,256    $  16,732    $  19,566
                                                     ========    ========    =========    =========
Capital expenditures:
    Rubber Group                                     $  1,204    $  1,272    $   3,690    $   5,116
    Metals Group                                          203         214        1,536        1,281
    Corporate Office                                       --           8            4           11
                                                     --------    --------    ---------    ---------
         Consolidated capital expenditures           $  1,407    $  1,494    $   5,230    $   6,408
                                                     ========    ========    =========    =========

(1) EBITDA, is not a measure of performance under accounting principles generally accepted in the United States and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with generally accepted accounting principles. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and to service debt. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.

                               # # #


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